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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                       Date of Report: September 17, 2004
                        (Date of earliest event reported)

                                  McAFEE, INC.
               (Exact Name of Registrant as specified in Charter)

          Delaware                  Commission File No.:         77-0316593
(State or other Jurisdiction              0-20558             (I.R.S. Employer
     of incorporation)                                       Identification No.)

                               3965 Freedom Circle
                          Santa Clara, California 95054
          (Address of Principal Executive Offices, including zip code)

                                 (408) 346-3832
              (Registrant's telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

We have determined to relocate our Europe Middle East & Africa ("EMEA") operating headquarters from The Netherlands to Ireland. On September 17, 2004, as part of this relocation, we finalized the social plan for our employees in The Netherlands which sets forth the framework for the severance and relocation benefits provided to impacted employees. In connection with this activity, we expect to incur restructuring charges related to employee severance costs of between $2.5 million and $3.5 million, all of which will result in cash expenditures. The restructuring expense will be recorded primarily over the fourth quarter of 2004 and the first quarter of 2005 as the employees provide transition services to the Company. The EMEA relocation is expected to be substantially complete by March 2005. The above range is subject to a number of assumptions (including assumptions regarding the number of employees relocating and/or accepting severance packages) and actual results may differ, perhaps materially.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 MCAFEE, INC.

Date: October 22, 2004                           By: /s/ Stephen C. Richards
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                                                     Stephen C. Richards
                                                     Chief Operating Officer and
                                                     Chief Financial Officer